Exhibit 99.1

FOR IMMEDIATE RELEASE

MONDAY, JUNE 8, 2020

HURCO REPORTS SECOND QUARTER RESULTS FOR FISCAL 2020

INDIANAPOLIS, INDIANA - June 8, 2020 -- Hurco Companies, Inc. (Nasdaq: HURC) today reported results for the second fiscal quarter ended April 30, 2020. Hurco recorded a net loss of $3,927,000, or $(0.58) per diluted share, for the second quarter of fiscal 2020, compared to net income of $5,252,000, or $0.76 per diluted share, for the corresponding period in fiscal 2019. For the first six months of fiscal 2020, Hurco reported a net loss of $4,820,000, or $(0.71) per diluted share, compared to net income of $11,906,000, or $1.73 per diluted share, for the corresponding period in fiscal 2019.

Sales and service fees for the second quarter of fiscal 2020 were $37,126,000, a decrease of $33,548,000, or 47%, compared to the corresponding prior year period, and included an unfavorable currency impact of $438,000, or less than 1%, when translating foreign sales to U.S. dollars for financial reporting purposes. Sales and service fees for the first six months of fiscal 2020 were $80,786,000, a decrease of $64,101,000, or 44%, compared to the corresponding period in fiscal 2019, and included an unfavorable currency impact of $756,000, or less than 1%, when translating foreign sales to U.S. dollars for financial reporting purposes.

Michael Doar, Chief Executive Officer, stated, “The COVID-19 pandemic has had a significant impact on our business and industry. Over the past few months, governmental authorities in many of the major global machine tool markets implemented mandatory stay-at-home or shelter orders requiring most businesses to close or to significantly limit operations – resulting in a sudden shock to demand for many goods and services. Although the mandatory stay-at-home or shelter orders in many jurisdictions permitted our local operations to continue as an essential business or a supplier to critical infrastructure industries (or otherwise with remote work capabilities), many of our customers experienced significant disruptions in their business operations and normal purchasing cycles. Fortunately, we know our industry is cyclical and therefore have long recognized the importance of maintaining a strong balance sheet. Therefore, we developed and implemented a strategy to ensure we would be able to maintain the strength of our balance sheet amid anticipated levels of reduced revenue and demand, including proactive cost reduction plans and delays in non-critical discretionary spending or capital expenditures. While the COVID-19 pandemic forced us to accelerate some of these initiatives, we believe our preparedness allowed us to navigate this fiscal quarter fairly well – and allowed us to continue to return value to shareholders by maintaining our dividend policy and share repurchase program, even in the most extreme of circumstances. We remain committed to maintaining a strong balance sheet and continue to view economic downturns as opportunities to invest in new technologies and acquire new businesses, at great value, in order to better position ourselves to benefit from subsequent economic expansion. I would like to take this opportunity to thank our customers, shareholders and – most importantly – our employees, for their focus, support, and efforts in steering the course through a truly extraordinary time. To that end, as the mandatory stay-at-home and shelter orders begin to lift, we now turn our attention to helping our customers get back to work as efficiently and effectively as possible, by providing them with the technology they need as soon as they need it.”

The following table sets forth net sales and service fees by geographic region for the second quarter and six months ended April 30, 2020 and 2019 (dollars in thousands):

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Americas	$16,696	$23,830	$(7,134)	(30%)	$34,175	$52,986	$(18,811)	(36%)
Europe	14,736	38,103	(23,367)	(61%)	34,821	73,815	(38,994)	(53%)
Asia Pacific	5,694	8,741	(3,047)	(35%)	11,790	18,086	(6,296)	(35%)
Total	$37,126	$70,674	$(33,548)	(47%)	$80,786	$144,887	$(64,101)	(44%)

Sales in the Americas for the second quarter and first six months of fiscal 2020 decreased by 30% and 36%, respectively, compared to the corresponding periods in fiscal 2019, primarily due to a reduced volume of shipments of Hurco, Milltronics and Takumi machines. The reductions in shipment volume were mainly attributable to government-mandated stay-at-home or shelter orders imposed across the region. Additionally, sales in the Americas in the second quarter and first six months of fiscal 2019 benefitted from strong demand and backlog coming off fiscal 2018, a record sales year for Hurco.

European sales for the second quarter and first six months of fiscal 2020 decreased by 61% and 53%, respectively, compared to the corresponding periods in fiscal 2019, and included an unfavorable currency impact of 1%, when translating foreign sales to U.S. dollars for financial reporting purposes. The decreases in European sales for the second quarter and first six months of fiscal 2020 were primarily attributable to a reduced volume of shipments of Hurco and Takumi machines as well as a decrease in sales of electro-mechanical components and accessories manufactured by our wholly-owned subsidiary in Italy, LCM Precision Technology S.r.l (“LCM”). Similar to the Americas, the reductions in shipment volume were mainly driven by government-mandated COVID-19 stay-at-home orders or other similar operating restrictions imposed across the region. Additionally, sales in Europe during the second quarter and first six months of fiscal 2019 benefitted from higher demand and backlog from the fourth quarter of fiscal 2018.

Asian Pacific sales for the second quarter and first six months of fiscal 2020 decreased by 35% each period, compared to the corresponding periods in fiscal 2019, and included a negative currency impact of less than 1%, when translating foreign sales to U.S. dollars for financial reporting purposes. The reductions in Asian Pacific sales primarily resulted from a reduced volume of shipments of Hurco vertical milling machines in all Asian regions where our customers are located, as many of them were impacted by government-mandated COVID-19 stay-at-home orders or similar operating restrictions.

Orders for the second quarter of fiscal 2020 were $36,553,000, a decrease of $30,654,000, or 46%, compared to the corresponding period in fiscal 2019, and included an unfavorable currency impact of $426,000, or less than 1%, when translating foreign orders to U.S. dollars. Orders for the first six months of fiscal 2020 were $82,133,000, a decrease of $53,081,000, or 39%, compared to the corresponding period in fiscal 2019, and included an unfavorable currency impact of $687,000, or less than 1%, when translating foreign orders to U.S. dollars.

The following table sets forth new orders booked by geographic region for the second quarter and first six months ended April 30, 2020 and 2019 (dollars in thousands):

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Americas	$15,924	$20,268	$(4,344)	(21%)	$34,086	$44,998	$(10,912)	(24%)
Europe	15,575	36,840	(21,265)	(58%)	37,321	70,150	(32,829)	(47%)
Asia Pacific	5,054	10,099	(5,045)	(50%)	10,726	20,066	(9,340)	(47%)
Total	$36,553	$67,207	$(30,654)	(46%)	$82,133	$135,214	$(53,081)	(39%)

Orders in the Americas for the second quarter and first six months of fiscal 2020 decreased by 21% and 24%, respectively, compared to the corresponding periods in fiscal 2019, primarily due to decreased customer demand for Hurco, Milltronics and Takumi machines during the COVID-19 pandemic.

European orders for the second quarter and first six months of fiscal 2020 decreased by 58% and 47%, respectively, compared to the corresponding prior year periods, and included an unfavorable currency impact of 1%, when translating foreign orders to U.S. dollars. The decreases in orders were driven primarily by decreased customer demand for Hurco and Takumi machines, and a decrease in sales of electro-mechanical components and accessories manufactured by LCM, during the COVID-19 pandemic.

Asian Pacific orders for the second quarter and first six months of fiscal 2020 decreased by 50% and 47%, respectively, compared to the corresponding prior year periods, and included an unfavorable currency impact of less than 1%, when translating foreign orders to U.S. dollars. The decreases in Asian Pacific orders were driven primarily by a reduction in customer demand for Hurco machines in China, India and Southeast Asia, and Takumi vertical and bridge mill machines in China, during the COVID-19 pandemic.

Gross profit for the second quarter of fiscal 2020 was $6,709,000, or 18% of sales, compared to $21,637,000, or 31% of sales, for the corresponding prior year period. Gross profit for the first six months of fiscal 2020 was $15,868,000, or 20% of sales, compared to $43,779,000, or 30% of sales, for the corresponding prior year period. The decreases in gross profit as a percentage of sales were primarily due to lower sales across all sales regions, particularly the European sales region where we typically sell higher-priced, higher-performance machines, competitive pricing pressures on a global basis due to excess inventory levels and the negative impact of fixed costs leveraged against lower sales and production volumes.

Selling, general and administrative expenses for the second quarter of fiscal 2020 were $10,599,000, or 29% of sales, compared to $14,111,000, or 20% of sales, for the corresponding period in fiscal 2019, and included a favorable currency impact of $144,000, when translating foreign expenses to U.S. dollars for financial reporting purposes. Selling, general and administrative expenses for the first six months of fiscal 2020 were $21,445,000, or 27% of sales, compared to $28,025,000, or 19% of sales, for the corresponding period in fiscal 2019, and included a favorable currency impact of $212,000, when translating foreign expenses to U.S. dollars for financial reporting purposes. The reductions in selling, general and administrative expenses were primarily due to the implementation of cost reduction plans including changes in employee headcount, decreases in incentive and performance compensation, and reductions in other discretionary spending implemented during the second quarter and first six months of fiscal 2020, partially offset by increased operating expenses associated with ProCobots LLC, the U.S.-based automation integration business acquired by Hurco in the fourth quarter of fiscal 2019.

The effective tax rates for the second quarter and first six months of fiscal 2020 were 16% and 22% respectively, compared to 32% and 29% in the corresponding prior year periods. The decreases in the effective tax rates were primarily due to changes in the geographical composition of pre-tax income, which includes jurisdictions with differing tax rates, conditional reduced tax rates, and other events that are not consistent from period to period, such as recent changes in income tax laws to address the unfavorable impact of the COVID-19 pandemic. For example, in response to the COVID-19 pandemic, the Coronavirus Aid Relief, and Economic Security Act (the CARES Act) was signed into law in the U.S. on March 27, 2020. The CARES Act includes several provisions that provide economic relief, deferral for payroll taxes, and modifications to net operating loss carryback provisions that the company is currently evaluating. The potential impact of these tax law changes is reflected in the effective tax rates for the current fiscal year periods.

Cash and cash equivalents totaled $45,267,000 at April 30, 2020, compared to $56,943,000 at October 31, 2019. Working capital was $195,644,000 at April 30, 2020 compared to $207,229,000 at October 31, 2019. The decrease in working capital was primarily driven by decreases in cash and accounts receivable and increases in operating lease liabilities, partially offset by increases in inventories and prepaid expenses and decreases in accrued payroll and employee benefits, and trade accounts payable.  Pursuant to the adoption of Accounting Standards Update No. 2016-02, “Leases” (Topic 842) on November 1, 2019, right-of-use assets were all recorded as noncurrent, but the lease liabilities were allocated between current and noncurrent.  This created a current liability for operating leases, which resulted in a reduction to our working capital of $3,905,000 for the six months ended April 30, 2020.

Hurco Companies, Inc. is an international, industrial technology company that sells its three brands of computer numeric control (“CNC”) machine tools to the worldwide metal cutting and metal forming industry. Two of the Company’s brands of machine tools, Hurco and Milltronics, are equipped with interactive controls that include software that is proprietary to each respective brand. The Company designs these controls and develops the software. The third brand of CNC machine tools, Takumi, is equipped with industrial controls that are produced by third parties, which allows the customer to decide the type of control added to the Takumi CNC machine tool. The Company also produces high-value machine tool components and accessories and provides automation solutions that can be integrated with any machine tool. The end markets for the Company's products are independent job shops, short-run manufacturing operations within large corporations, and manufacturers with production-oriented operations. The Company’s customers manufacture precision parts, tools, dies, and/or molds for industries such as aerospace, defense, medical equipment, energy, transportation, and computer equipment. The Company is based in Indianapolis, Indiana, with manufacturing operations in Taiwan, Italy, the U.S., and China, and sells its products through direct and indirect sales forces throughout the Americas, Europe, and Asia. The Company has sales, application engineering support and service subsidiaries in China, England, France, Germany, India, Italy, the Netherlands, Poland, Singapore, the U.S., and Taiwan. Web Site: www.hurco.com

Certain statements in this news release are forward-looking statements that involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the cyclical nature of the machine tool industry, changes in general economic and business conditions that affect demand for our products, the risks of our international operations, changes in manufacturing markets, fluctuations in foreign currency exchange rates, innovations by competitors, increases in prices of raw materials, the ability to protect our intellectual property, governmental actions and initiatives, including import and export restrictions and tariffs, breaches of our network and system security measures, the impact of the COVID-19 pandemic and other public health epidemics on the global economy, our business and operations, our employees, and the business, operations and economies of our customers and vendors, quality and delivery performance by our vendors, our ability to effectively integrate acquisitions, negative or unforeseen tax consequences, loss of key personnel, failure to comply with data privacy and security regulations, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in our filings with the Securities and Exchange Commission. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Sonja K. McClelland
Executive Vice President, Secretary, Treasurer, & Chief Financial Officer
317-293-5309

Hurco Companies, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended April 30,		Six Months Ended April 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Sales and service fees	$37,126	$70,674	$80,786	$144,887
Cost of sales and service	30,417	49,037	64,918	101,108
Gross profit	6,709	21,637	15,868	43,779
Selling, general and administrative expenses	10,599	14,111	21,445	28,025
Operating income (loss)	(3,890)	7,526	(5,577)	15,754
Interest expense	32	14	50	26
Interest income	20	99	90	181
Investment income	3	129	65	371
Other income (expense), net	(793)	(7)	(710)	560
Income (loss) before taxes	(4,692)	7,733	(6,182)	16,840
Provision for income taxes	(765)	2,481	(1,362)	4,934
Net income (loss)	$(3,927)	$5,252	$(4,820)	$11,906
Income (loss) per common share
Basic	$(0.58)	$0.77	$(0.71)	$1.75
Diluted	$(0.58)	$0.76	$(0.71)	$1.73
Weighted average common shares outstanding
Basic	6,739	6,764	6,760	6,750
Diluted	6,739	6,824	6,760	6,816
Dividends per share	$0.13	$0.12	$0.25	$0.23

OTHER CONSOLIDATED FINANCIAL DATA	Three Months Ended April 30,		Six Months Ended April 30,
Operating Data:	2020	2019	2020	2019
	(unaudited)		(unaudited)
Gross margin	18%	31%	20%	30%
SG&A expense as a percentage of sales	29%	20%	27%	19%
Operating income (loss) as a percentage of sales	(10%)	11%	(7%)	11%
Pre-tax income (loss) as a percentage of sales	(13%)	11%	(8%)	12%
Effective tax rate	16%	32%	22%	29%
Depreciation and amortization	$1,067	$906	$2,172	$1,845
Capital expenditures	$396	$1,007	$845	$2,250

Balance Sheet Data:	4/30/2020	10/31/2019
Working capital	$195,644	$207,229
Days sales outstanding (unaudited)	62	49
Inventory turns (unaudited)	1.0	1.3
Capitalization
Total debt	--	--
Shareholders' equity	230,688	240,245
Total	$230,688	$240,245

Hurco Companies, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	April 30, 2020	October 31, 2019
ASSETS	(unaudited)

Current assets:
Cash and cash equivalents	$45,267	$56,943
Accounts receivable, net	27,798	43,279
Inventories, net	152,864	148,851
Derivative assets	1,449	1,391
Prepaid expenses	14,093	9,414
Other	427	1,983
Total current assets	241,898	261,861
Property and equipment:
Land	868	868
Building	7,352	7,352
Machinery and equipment	28,746	28,846
Leasehold improvements	4,730	4,902
	41,696	41,968
Less accumulated depreciation and amortization	(28,909)	(28,055)
Total property and equipment	12,787	13,913
Non-current assets:
Software development costs, less accumulated amortization	8,044	8,318
Goodwill	5,809	5,847
Intangible assets, net	746	1,096
Operating lease - right of use assets, net	12,300	-
Deferred income taxes	1,686	1,846
Investments and other assets, net	8,105	8,184
Total non-current assets	36,690	25,291
Total assets	$291,375	$301,065
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,977	$33,969
Derivative liabilities	60	388
Operating lease liabilities	3,905	-
Accrued payroll and employee benefits	6,384	11,564
Accrued income taxes	473	1,936
Accrued expenses	4,211	5,015
Accrued warranty	1,244	1,760
Total current liabilities	46,254	54,632
Non-current liabilities:
Deferred income taxes	182	160
Accrued tax liability	1,944	2,036
Operating lease liabilities	8,738	-
Deferred credits and other obligations	3,569	3,992
Total non-current liabilities	14,433	6,188
Shareholders' equity:
Preferred stock: no par value per share; 1,000,000 shares authorized; no shares issued	-	-
Common stock: no par value; $.10 stated value per share; 12,500,000 shares authorized;
6,737,969 and 6,824,451 shares issued and 6,666,226 and 6,767,237 shares outstanding,
as of April 30, 2020 and October 31, 2019, respectively	667	677
Additional paid-in capital	62,731	66,350
Retained earnings	175,638	182,151
Accumulated other comprehensive loss	(8,348)	(8,933)
Total shareholders' equity	230,688	240,245
Total liabilities and shareholders' equity	$291,375	$301,065